Exhibit 10.5

EXECUTION VERSION

PLEDGE AGREEMENT

made by

1255096 B.C. LTD.

in favour of

CATALINA LP

dated as of

July 19, 2021

This PLEDGE AGREEMENT, dated as of July 19, 2021 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by 1255096 B.C. Ltd., a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Pledgor”), in favour of Catalina LP (the “Secured Party”).

WHEREAS, Clever Leaves Holdings Inc., as issuer (the “Borrower”), has issued that certain secured convertible note in favour of the Secured Party dated on or about the date hereof (as may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Note”) pursuant to that certain note purchase agreement dated on or about the date hereof between the Borrower and the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

AND WHEREAS, the Pledgor has guaranteed the obligations of the Borrower to the Secured Party pursuant to that certain guarantee dated on or about the date hereof made by, inter alios, the Pledgor in favour of the Secured Party (as may be amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guarantee”);

AND WHEREAS, the Pledgor is the registered and beneficial owner of the Collateral (as defined below);

AND WHEREAS, in accordance with the terms of the Note Purchase Agreement, the Pledgor has agreed to pledge all of its right, title and interest in the Collateral in favour of the Secured Party under the terms hereof to secure the payment and performance of all of the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the Secured Party agreeing to advance certain credit in favour of the Borrower under the terms of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor hereby agrees with the Secured Party, as follows:

Article 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a)	Unless otherwise defined herein or in the Note, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

(b)	In this Agreement, unless otherwise defined herein, terms with an initial capital letter shall have the meaning given to them in the Note and the following terms shall have the following meanings:

“Borrower” is defined in the Preamble to this Agreement.

“Collateral” is defined in Section 2.1.

“Equity Interests” means, with respect to any Person (as defined below), all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, “ownership interests”), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination.

“Event of Default” has the meaning given to such term in the Note.

“Governmental Authority” has the meaning given to such term in the Note Purchase Agreement.

“Guarantee” is defined in the Preamble to this Agreement.

“Issuer” means Northern Swan International, Inc. and its successors.

“Note” is defined in the Preamble to this Agreement.

“Note Purchase Agreement” is defined in the Preamble to this Agreement.

“Person” has the meaning given to such term in the Note.

“Pledged Securities” means all of the issued and outstanding Equity Interests of the Issuer now or from time to time hereafter held by the Pledgor, including, without limitation, the Equity Interests of the Issuer described in Schedule 1 hereto.

“Pledgor” is defined in the Preamble to this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or in relation to any other Transaction Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” means “proceeds” as such term is defined in Section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Obligations” is defined in Section 3.1.

“Secured Party” is defined in the Preamble to this Agreement.

“STA” means the Securities Transfer Act, RSA 2006, c S-4.5, as amended from time to time and any legislation substituted therefor and any amendments thereto.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Transaction Documents” means this Agreement, the Transaction Documents (as defined in the Note Purchase Agreement), the Security (as defined in the Note Purchase Agreement) and each of the other agreements and instruments entered into or delivered by Pledgor or any of the Guarantors in connection with the transaction contemplated hereby or thereby.

Section 1.2 Interpretation

(a)	Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)	The Schedules hereto, all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times be considered a part of this Agreement.

Article 2

PLEDGE

Section 2.1 Pledge

As general and continuing security for the payment and performance of the Secured Obligations, the Pledgor hereby grants, assigns as security, pledges, hypothecates, mortgages, sets over and charges to the Secured Party, and hereby grants a continuing security interest in favour of the Secured Party, in and to, all of its right, title and interest in and to the following property, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)	the Pledged Securities, all certificates and other instruments and agreements from time to time representing or evidencing the Pledged Securities, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests, and all income, dividends, interest, distributions, cash, goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)	all additional Equity Interests of the Issuer from time to time acquired by or issued to the Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class or series of the Issuer from time to time acquired by the Pledgor in any manner, together with all claims, rights, privileges, authority and powers of the Pledgor relating to such Equity Interests or under any constating or organizational document of the Issuer, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by the Pledgor in any manner;

(c)	all Equity Interests issued in respect of the Equity Interests referred to in Section 2.1(a) or Section 2.1(b) upon any consolidation, amalgamation or merger of the Issuer; and

(d)	all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

Article 3

SECURED OBLIGATIONS

Section 3.1 Secured Obligations

The Collateral secures the payment and performance of all present and future indebtedness, liabilities and obligations of any and every kind, nature and description of the Pledgor to the Secured Party from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Pledgor alone or with another or others and whether as a principal or surety under, in connection with or with respect to the Guarantee, the Note, this Agreement and the other Transaction Documents and, for greater certainty, the payment and discharge of (i) the principal of and premium, if any, and interest on any amounts outstanding under the Guarantee, the Note, this Agreement and the other Transaction Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other present and future obligations and liabilities including reasonable fees, reasonable costs, reasonable lawyers’ fees and reasonable disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by, or in favour of, the Secured Party in connection with or arising pursuant to the Guarantee, the Note, this Agreement and the other Transaction Documents (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3.1 being herein collectively called the “Secured Obligations”).

Article 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties

The Pledgor represents and warrants to and in favour of the Secured Party as follows:

(a)	The Pledged Securities. All information set forth in Schedule 1 relating to the Pledged Securities is accurate and complete and the Pledged Securities of the Issuer set forth in Schedule 1 represents 100% of the issued and outstanding Equity Interests of the Issuer as of the date hereof.

(b)	Collateral Free and Clear. The Pledgor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests, adverse claims and other claims except for the security interests created by this Agreement.

(c)	Existence, Power and Capacity. The Pledgor is incorporated and validly exists under the laws of its jurisdiction of incorporation, has taken all necessary action (corporate or otherwise) to authorize the entry into and performance of its obligations under this Agreement, has the corporate power and has the capacity to pledge the Collateral and to incur and perform its obligations under this Agreement.

(d)	Pledged Securities Validly Issued. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to any pre-emptive, first refusal or other similar rights or options to purchase. No Person (other than the Pledgor) has any right to acquire or cause to be issued to them any of the Collateral. All other Pledged Securities constituting Collateral will be duly authorized and validly issued, fully paid and non-assessable.

(e)	Collateral Not Publicly Traded. None of the Collateral have been or will be issued or transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f)	Delivery of Certificated Securities. The Collateral does not include any certificated securities that the Pledgor has not delivered or arranged to deliver to the Secured Party. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered or arranged to be delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

Section 4.2 Survival of Representations and Warranties

The representations and warranties of the Pledgor contained in this Agreement will survive the execution of this Agreement. Each representation and warranty of the Pledgor will be deemed to repeat on the first day of each fiscal quarter of the Pledgor preceding the Maturity Date.

Article 5

COVENANTS

Section 5.1 Covenants of the Pledgor

The Pledgor covenants and agrees in favour of the Secured Party as follows:

(a)	Title and Security Interest. The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interests of the Secured Party therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such security interests as perfected security interests for so long as this Agreement shall remain in effect.

(b)	No Sale or Encumbrances. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign, pledge, hypothecate, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, right of first refusal, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or as expressly permitted by the terms of the Note Purchase Agreement.

(c)	Further Assurances. The Pledgor agrees that, at any time and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, share powers, forms of share transfer, control agreements, entitlement orders, proxies and instruments), obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)	Control.

(i)	Concurrently with the delivery of this Agreement to the Secured Party and from time to time on its acquisition of any additional Collateral or upon request of the Secured Party, the Pledgor shall (A) execute and deliver powers of attorney in blank in form and substance satisfactory to the Secured Party with respect to the Pledged Securities, (B) deliver security certificates representing the Pledged Securities that are now, or become in future, certificated, and (C) enter into a securities account control agreement with the Secured Party and any securities intermediary with whom Collateral is maintained.

(ii)	Without limiting the foregoing, the Pledgor shall, upon demand by the Secured Party, cause all of the Pledged Securities to be transferred to the Secured Party, or its nominee, cause all certificates issued in respect of Pledged Securities to be registered in the name of the Secured Party, or the name of its nominee and delivered to the Secured Party and enter the transfer of the Pledged Securities by the Pledgor to the Secured Party, or its nominee, in the stock or share records of the Issuer.

(e)	Notice Regarding Change of Name or Place of Business. The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, jurisdiction of incorporation, the location of its chief executive office or its principal place of business or amend its constating documents to change the Province or territory in which its registered office is located. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

Article 6

DIVIDENDS, VOTING RIGHTS AND ULC INTERESTS

Section 6.1 Voting Rights

Unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or the other Transaction Documents.

Section 6.2 Dividends

The Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Securities.

Section 6.3 Distributions Held in Trust

All distributions which are received by the Pledgor contrary to the provisions of this Article 6 or Section 8.1(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall promptly (but in any event within three (3) Business Days after receipt thereof by the Pledgor) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 6.4 ULC Interests

(a)	In this Section 6.5, the following terms shall be defined as follows:

(i)	“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company;

(ii)	“ULC Shares” means shares or other Equity Interests in a ULC; and

(iii)	“ULC Legislation”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

(b)	The Pledgor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Secured Party and the Pledgor that the Secured Party shall not under any circumstances prior to realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation.

(c)	Notwithstanding anything to the contrary in this Agreement, the other Transaction Documents or any other document delivered in connection therewith, where the Pledgor is the registered owner of ULC Shares which are Collateral, the Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Secured Party, or any other Person on the books and records of the applicable ULC. The Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of pledged certificated securities, which shall be delivered to the Secured Party to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Pledgor would if such ULC Shares were not pledged to the Secured Party pursuant hereto.

(d)	Nothing in this Agreement, the other Transaction Documents or any other document delivered in connection therewith is intended to or shall make the Secured Party, or any other Person other than the Pledgor, a member or shareholder of a ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Pledgor and further steps are taken pursuant hereto to register the Secured Party, or such other Person specified in such notice, as the holder of the ULC Shares. To the extent any provision of this Agreement would have the effect of constituting the Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from this Agreement and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares.

(e)	Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgor shall not cause or permit, or enable a ULC to cause or permit, the Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

Article 7

POWER OF ATTORNEY

Section 7.1 Power of Attorney

The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or employee of the Secured Party as the Pledgor’s true and lawful attorney, with full power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of the Pledgor any of the Pledged Securities, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. The Pledgor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof.

Article 8

REMEDIES UPON DEFAULT

Section 8.1 Remedies

(a)	If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the PPSA or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral or instruct the applicable securities intermediary to sell or deliver all or any portion of the Collateral. Any notices before disposition of the Collateral or any portion thereof shall be provided in accordance with applicable law. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property, including, without limitation, on any recognized exchange dealing in such Collateral or by public or private sale. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise of any rights hereunder by it. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither of the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Pledgor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b)	If any Event of Default shall have occurred and be continuing, all rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise under Section 6.1, and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain under Section 6.2, shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. For greater certainty, if any Event of Default shall have occurred and be continuing, the Secured Party or its nominee may exercise (A) all voting, corporate and other rights pertaining to the Collateral of the Pledgor, as if the Secured Party was the absolute owner thereof, including, with respect to the Collateral, the giving or withholding of written consents of shareholders or members, calling special meetings of shareholders or members, and voting at any meeting of shareholders, partners or members of the Issuer, and (B) to the extent not prohibited under applicable law, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Collateral as if the Secured Party was the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of the Issuer or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and the Secured Party shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs the Issuer and each party to this Agreement hereby agrees to (x) comply with any instruction received by it from the Secured Party in writing that states (A) that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (y) at the direction of the Secured Party, the Issuer shall pay any dividends, distributions or other payments with respect to any Collateral directly to the Secured Party. The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Secured Party all such instruments as the Secured Party may request in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

(c)	If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by such party to the payment of expenses it has incurred in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable legal fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of the Secured Party, any legal counsel or other party employed by the Secured Party to collect such deficiency.

(d)	If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral under this Section 8.1, the Pledgor agrees that, upon request of such party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 8.2 Reasonable Care

The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

Section 8.3 Expenses and Indemnity

(a)	The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and each officer, director, employee, contractor and advisor of the Secured Party (each such Person being called an “Indemnified Party”) from any losses, damages, liabilities, claims and related expenses (including the reasonable and documented fees and expenses of legal counsel), incurred by the Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor) arising out of, in connection with or resulting from this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, including, without limitation, enforcement of this Agreement, or any failure of any Secured Obligations to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party, the Pledgor or any other Person, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Party, or (ii) result from a claim brought by the Pledgor or any of its affiliates against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(b)	To the fullest extent permitted by applicable law except as provided for in Section 7.9 of the Note Purchase Agreement, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced by the Secured Party to the Pledgor or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	The Pledgor agrees to pay or reimburse the Secured Party for all reasonable and documented costs and expenses incurred in collecting the Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which the Pledgor is a party, including the reasonable and documented fees and other reasonable charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d)	All amounts due under this Section 8.3 shall be payable promptly after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the applicable rate per annum payable on the Secured Obligations.

(e)	Without prejudice to the survival of any other agreement of the Pledgor under this Agreement or any other document delivered in connection herewith, the agreements and obligations of the Pledgor contained in this Section 8.3 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable to the Secured Party.

Article 9

miscellaneous

Section 9.1 Secured Party May Perform

If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

Section 9.2 Interest Act (Canada)

For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Agreement will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

Section 9.3 Taxes

Any and all payments by the Pledgor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Pledgor is required by applicable law (as determined in the good faith discretion of the Pledgor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Pledgor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Pledgor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Pledgor shall, promptly after any such payment, deliver to the Secured Party the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

Section 9.4 Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Agreement or the Note or any other Transaction Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Party receiving less than the amount payable to them, the Pledgor shall pay the Secured Party any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Pledgor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this Section will constitute Secured Obligations, be due as a separate debt, give rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Agreement or the Note or any other Transaction Document.

Section 9.5 No Waiver and Cumulative Remedies

The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.6 Amendments

None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.7 Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Guarantee.

Section 9.8 Continuing Security Interest; Successors and Assigns

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) enure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any Transaction Document or other agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the assignment provisions of the Guarantee, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

Section 9.9 Attachment of Security Interest

The Pledgor acknowledges that value has been given, that the Pledgor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Pledgor acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Pledgor acquires rights in such after-acquired Collateral.

Section 9.10 Termination; Release

On the date on which all Secured Obligations and any other amounts owing by the Pledgor to the Secured Party have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 9.11 Severability

Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.12 Governing Law; Jurisdiction

All matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein and the Pledgor irrevocably attorns and agrees to submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 9.13 Counterparts; Electronic Delivery

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (such as “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14 Copy of Verification Statement

To the extent permitted by law, the Pledgor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement in connection with any registrations or filings made under the PPSA or under any similar or corresponding legislation in any other jurisdiction.

Section 9.15 Copy of Agreement

The Pledgor acknowledges receipt of a fully executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the date first above written.

1255096 B.C. LTD., as Pledgor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

Acknowledged and agreed as of the date first above written.

NORTHERN SWAN INTERNATIONAL, INC., as Issuer

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

1255096 B.C. Ltd. – Pledge Agreement

SCHEDULE 1

PLEDGED SECURITIES

PLEDGED SECURITIES

Issuer	Class/Type of Security	Certificate Number (if certificated)	Number of Securities
Northern Swan International, Inc.	Class A Voting Common	4AC	1,300,001

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